                                                                   EXHIBIT 10.28

                                   GUARANTEE

     THIS GUARANTEE (the "Guarantee") dated as of December 22, 1995, is made by The News Corporation Limited, a corporation organized under the laws of South Australia ("Guarantor").

                                R E C I T A L S
                                - - - - - - - -

     A. Guarantor directly or indirectly owns all of the issued and outstanding capital stock of Fox Broadcasting Company, a Delaware corporation ("FBC"), FCN Holding, Inc., a Delaware corporation ("FCNH"), and Fox Children's Network, Inc., a Delaware corporation ("FCN").

     B. This Guarantee is delivered in connection with the formation of Fox Kids Worldwide L.L.C., a Delaware limited liability company (the "Management Company"), by Saban Entertainment, Inc., a Delaware corporation ("SEI"), FBC and FCNH.

     C. In connection with the formation of the Management Company, SEI and/or its Affiliates and certain Affiliates of Guarantor are entering into related agreements, contracts, documents and instruments listed on Exhibit A hereto
                                                           ---------
(hereinafter collectively referred to as the "Alliance Agreements"), including that certain Strategic Stockholders Agreement, dated as of December 22, 1995, by and among SEI, Haim Saban ("Saban"), each of the Persons (including Saban) defined therein as "SEI Stockholders," FBC and FCNH (the "Stockholders Agreement"), that certain Stock Ownership Agreement dated as of the date hereof by and among the SEI Stockholders and the Management Company (the "Stock Ownership Agreement") and that certain Asset Assignment Agreement dated as of the date hereof, by and among, inter alia, the Management Company, FBC and FCN
                               ----- ----
(the "Asset Assignment Agreement").

                               G U A R A N T E E
                               - - - - - - - - -

     As a material inducement to the SEI Stockholders to enter into the Stockholders Agreement, and as a material inducement to SEI to form the Management Company and enter into and to perform its obligations under the Alliance Agreements to which it is a party, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which Guarantor hereby acknowledges, Guarantor hereby agrees as follows:

     1. DEFINITIONS. In addition to the words, terms and phrases defined elsewhere herein, the following words, terms and phrases

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(and variations thereof) shall have the following meanings for purposes of this
Guarantee: "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; "SEI Stockholders" shall include the SEI Stockholders which are parties to the Stockholders Agreement, and all Persons, other than FBC, who thereafter hold "Shares" (as defined in the Stockholders Agreement) subject to "Options" (as defined in the Stockholders Agreement); and "Person" shall mean any individual, corporation, association, partnership, trust, estate or other entity or organization.

     2. UNCONDITIONAL GUARANTEE. Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the SEI Stockholders, and each of them, the full and timely payment of all amounts payable by FBC under Section 7 of the Stockholders Agreement and the full and timely payment of all amounts payable to the SEI Stockholder under the Stock Ownership Agreement (the "Obligations"), all in accordance with the terms and provisions thereof, and as if Guarantor were the primary obligor with respect to each and all of the Obligations.

     3. CONTINUING GUARANTEE, SEPARATE OBLIGATION. Guarantor's covenants, agreements, duties and obligations under this Guarantee (a) shall be of a continuing nature; (b) shall cover the Obligations as if each and all of the Obligations were the primary obligations of Guarantor; and (c) shall be irrevocable and unconditional irrespective of the validity or enforceability of any of the Obligations. In the event of a breach by FBC of any of the Obligations, a separate action may be brought and prosecuted by Saban or any other SEI Stockholder against Guarantor hereunder, whether or not such action or actions are brought against FBC or whether FBC is joined in any such action or actions.

     4. WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Saban or any other SEI Stockholder to (a) make any presentment, protest, demand, or notice to Guarantor of any kind, including notice of change of any terms of performance of the Obligations, default by FBC or any other Person, or any action or nonaction taken by FBC or any other Person; (b) proceed against any Person including FBC before proceeding against Guarantor; (c) proceed against any collateral for the Obligations before proceeding against Guarantor; (d) disclose to Guarantor any information about the Obligations of FBC; or (e) pursue any remedy or course of action in a SEI Stockholder's or any other Person's power whatsoever. Guarantor also waives any and all rights or defenses arising by reason of (f) any disability of FBC or any other Person; (g) the cessation from any cause

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whatsoever, other than payment or performance in full, of the Obligations; (h)
any statute of limitations in any action on the Obligations (but not any statute of limitations in any action on this Guarantee); or (i) any modification or change in terms of the Obligations, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment or performance of the Obligations is due. Until all Obligations are paid in full or otherwise fully performed, (j) Guarantor shall have no right of subrogation and Guarantor waives any defense Guarantor may have based upon any election of remedies by Saban or any other SEI Stockholder which destroys Guarantor's subrogation rights or Guarantor's right to proceed against FBC for reimbursement; (k) Guarantor waives any right to enforce any remedy Saban or any other SEI Stockholder may have against FBC or any other person; and (l) Guarantor waives any right to participate in any collateral for the Obligations now or hereafter held by Saban or any other SEI Stockholder.

     5. NON-IMPAIRMENT BY BANKRUPTCY. Guarantor's liability hereunder shall continue notwithstanding, and shall be unaltered, unaffected and unimpaired by
(a) the bankruptcy, insolvency, reorganization, merger, liquidation, dissolution, winding-up or cessation of existence of FBC or any other Person;
(b) any fraudulent, illegal or improper act by FBC or any other Affiliate thereof; and/or (c) any payment made on the Obligations which the recipient repays or is liable to repay to FBC or any other Person pursuant to any court order or as otherwise required by law.

     6. AGREEMENT REGARDING GUARANTOR'S AFFILIATES. Guarantor agrees that it shall take all action necessary to cause each of its Affiliates which are not controlled, directly or indirectly, by FBC, to comply in all material respects with all provisions of the Asset Assignment Agreement, and the agreements attached as exhibits thereto, which by their terms are binding upon Affiliates of FBC.

     7. LEGAL FEES. In the event that any action, suit, or other proceeding is brought to enforce the obligations of Guarantor under this Guarantee, the prevailing party shall be entitled to recover all of such party's costs and expenses (including, without limitation, court costs and attorneys' fees) incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

     8. GOVERNING LAW. THE TERMS OF THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE

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PERFORMED WITHIN, SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE
THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     9. ENFORCEABILITY BY SEI STOCKHOLDERS. This Guarantee is made and delivered by Guarantor to Saban for the express benefit of Saban, each of the other SEI Stockholders, SEI and the Management Company. Each of the SEI Stockholders, SEI and the Management Company shall have the right (which Guarantor hereby agrees shall not, directly or indirectly, be challenged or otherwise disputed by Guarantor in any manner whatsoever) to enforce this Guarantee in its own name and on its own behalf directly against Guarantor as if such SEI Stockholder or other Person were in direct contractual privity with Guarantor hereunder and were the direct contractual obligee of each and every covenant, agreement, representation, warranty, duty and obligation of Guarantor hereunder.

     10. BINDING EFFECT. All terms and provisions of this Guarantee shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be fully enforceable by, each of the SEI Stockholders, SEI and the Management Company and each of its respective successors and assigns.

     11. ABILITY TO ASSERT CERTAIN DEFENSES. Notwithstanding any other provision hereof, Guarantor shall have the benefit of all of the respective rights and defenses of FBC under the Stockholders Agreement (but not rights and defenses resulting from the application of the Federal Bankruptcy Code) to assert that any Obligation guaranteed hereby has not been breached by, or has been performed by, FBC.

     12. EFFECT OF WAIVERS. Guarantor warrants and agrees that each of the waivers set forth in this Guarantee is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

     13. ENTIRE AGREEMENT. This Guarantee embodies the entire understanding of Saban, the other SEI Stockholders, SEI, the Management Company and Guarantor with respect to Guarantor's obligation to guarantee the full payment, performance and satisfaction of the Obligations and there are no further or other agreements or understandings, written or oral, in effect between said parties relating to the guarantee by Guarantor of the Obligations unless otherwise referred to herein or in any Alliance Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid

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under applicable law. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of such provision or of the remaining provisions of this Agreement.

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     IN WITNESS WHEREOF, this Guarantee has been executed and delivered by
Guarantor on December 22, 1995.



"GUARANTOR"

THE NEWS CORPORATION LIMITED


By: /s/ Arthur Siskind
    ______________________________

    Its:__________________________

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ACCEPTED December 22, 1995.


/s/ Haim Saban
---------------------------------
HAIM SABAN


SABAN ENTERTAINMENT, INC.


By: /s/ Haim Saban
   ------------------------------
   Haim Saban

   Its: Chief Executive Officer


QUARTZ ENTERPRISES, L.P.


By: /s/ Stan Golden
   ------------------------------

   ______________________________


MERLOT INVESTMENTS


By: /s/ Bill Josey
    ----------------------------

    ____________________________


SILVERLIGHT ENTERPRISES, L.P.


By: /s/ Mel Woods
    ----------------------------

    ____________________________

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CELIA ENTERPRISES, L.P.


By: /s/ Matthew Krane
    ----------------------------

    ____________________________

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                                   EXHIBIT A


     The "Alliance Agreements," as that term is used in the Guarantee Agreement to which this Exhibit A is attached, shall include each and all of the following, and each and all of the agreements, documents and instruments executed and delivered pursuant to the terms of any of the following:

          1. LLC Formation Agreement dated November 1, 1995, by and among Saban Entertainment, Inc., a Delaware corporation ("SEI"), FCN Holding, Inc., a Delaware corporation ("FCNH") and Fox Broadcasting Company, a Delaware corporation ("FBC").

          2. Operating Agreement dated December 22, 1995, by and among SEI, FCNH and FBC.

          3. Management Agreement dated December 22, 1995 by and among Fox Kids Worldwide, L.L.C. (the "Management Company"), a Delaware limited liability company, SEI and FCNH Sub Inc., a Delaware corporation ("FCNH Sub").

          4. Strategic Stockholders Agreement dated December 22, 1995, by and among SEI, Haim Saban ("Saban"), Quartz Enterprises, L.P., Merlot Investments, Silverlight Enterprises, L.P., Celia Enterprises, L.P. (the "SEI Entities"), FBC, FCNH and FCNH Sub.

          5. Registration Agreement dated December 22, 1995, by and among SEI, Saban, the SEI Entities, FBC and FCNH.

          6. Asset Assignment Agreement dated December 22, 1995, by and between the Management Company, on the one hand, and Fox, Inc., a Delaware corporation, FBC, Twentieth Century Fox Film Corporation, a Delaware corporation, Fox Television Stations, Inc., a Delaware corporation and FCNH, on the other hand.

          7. Stock Ownership Agreement dated December 22, 1995 by and among Saban, the SEI Entities and the Management Company.

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